UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to ss. 240.14a-12

POKERTEK, INC.

(Name of Registrant as Specified in Its Charter)

__________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

POKERTEK, INC.
1020 CREWS ROAD, SUITE J
MATTHEWS, NORTH CAROLINA 28106

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 9, 2006

Notice of Annual Meeting of Shareholders:

We hereby give notice that the Annual Meeting of Shareholders of PokerTek, Inc. will be held on Tuesday, May 9, 2006, at 2:00 p.m. local time, at the Courtyard by Marriott, 11425 East Independence Boulevard, Matthews, North Carolina, for the following purposes:

(1)

To elect five directors for one-year terms and until their successors are duly elected and qualified or until their prior death, resignation, removal or disqualification or until there is a decrease in the number of directors.

(2)

To ratify the appointment of McGladrey & Pullen, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006.

(3)

To transact such other business as may properly come before the meeting.

Under North Carolina law, only shareholders of record at the close of business on the record date, which is March 29, 2006, are entitled to notice of and to vote at the annual meeting or any adjournment. It is important that your shares of common stock be represented at this meeting so that the presence of a quorum is assured.

This proxy statement and the accompanying proxy card are being mailed to our shareholders on or about April 10, 2006. A copy of our 2005 Annual Report on Form 10-K containing our financial statements for the fiscal year ended December 31, 2005 (the “Annual Report”) is enclosed.

By Order of the Board of Directors

James T. Crawford
President and Secretary

April 10, 2006

Your vote is important. Even if you plan to attend the meeting in person, please date and execute the enclosed proxy and return it promptly in the enclosed postage-paid envelope or vote by using the telephone or Internet as soon as possible. Additional information regarding these voting methods is provided in the proxy statement and in the enclosed proxy. If you attend the meeting, you may revoke your proxy and vote your shares in person.

POKERTEK, INC.
1020 CREWS ROAD, SUITE J
MATTHEWS, NORTH CAROLINA 28106

PROXY STATEMENT

GENERAL INFORMATION

Solicitation of Proxies

The enclosed proxy, for use at the Annual Meeting of Shareholders to be held Tuesday, May 9, 2006, at 2:00 p.m. local time at 11425 East Independence Boulevard, Matthews, North Carolina, and any adjournment thereof, is solicited on behalf of the Board of Directors of PokerTek, Inc. The approximate date that we are first sending these proxy materials to shareholders is April 10, 2006. This solicitation is being made by mail and may also be made in person or by fax, telephone or Internet by our officers or employees. We will pay all expenses incurred in this solicitation. We will request banks, brokerage houses and other institutions, nominees and fiduciaries to forward the soliciting material to beneficial owners and to obtain authorization for the execution of proxies. We will, upon request, reimburse these parties for their reasonable expenses in forwarding proxy materials to beneficial owners.

The accompanying proxy is for use at the meeting if a shareholder either will be unable to attend in person or will attend but wishes to vote by proxy. Shares may be voted by either completing the enclosed proxy card and mailing it in the postage-paid envelope provided, voting over the Internet or using a toll-free telephone number. “Registered holders,” who have shares registered in the owner’s name through our transfer agent, may vote by returning a completed proxy card in the enclosed postage-paid envelope. For shares held in “street name,” that is, shares held in the name of a brokerage firm, bank or other nominee, a voting instruction form should be received from that institution by mail in lieu of a proxy card. The voting instruction form should indicate whether the institution has a process for beneficial holders to vote over the Internet or by telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program. This program provides eligible shareholders who receive a paper copy of the proxy statement the opportunity to vote over the Internet or by telephone. The Internet and telephone voting facilities will close at 11:59 p.m. Eastern Daylight Time on Monday, May 8, 2006. The Internet and telephone voting procedures are designed to authenticate the shareholder’s identity and to allow shareholders to vote their shares and confirm that their instructions have been properly recorded. If the voting instruction form does not reference Internet or telephone information, or if the shareholder prefers to vote by mail, please complete and return the paper voting instruction form in the self-addressed, postage-paid envelope provided.

Shareholders who elected to access the proxy statement and Annual Report electronically over the Internet will be receiving an email with information on how to access the shareholder information and voting instructions. Shareholders who vote over the Internet or by telephone need not return a proxy card or voting instruction form by mail, but may incur costs, such as usage charges, from telephone companies or Internet service providers, for which the shareholder is responsible. Registered holders may also vote their shares in person at the annual meeting. In order to vote shares held in street name in person at the meeting, a proxy issued in the owner’s name must be obtained from the record holder and presented at the annual meeting.

The proxy may be revoked by the shareholder at any time before it is exercised by filing with our corporate secretary an instrument revoking it, filing a duly executed proxy bearing a later date (including a proxy given over the Internet or by telephone) or by attending the meeting and electing to vote in person. All shares of our common stock represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified. If no specification is made, properly executed and returned proxies will be voted in favor of the proposals. Management is not aware of any matters, other than those specified above, that will be presented for action at the annual meeting. If other matters are properly presented at the annual meeting for consideration, the agents named on the proxy card will have the discretion to vote on those matters for you.

The presence in person or by proxy of a majority of the shares of common stock outstanding on the record date constitutes a quorum for purposes of voting on a particular matter and conducting business at the meeting. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting.

Brokers who are members of the New York Stock Exchange, Inc. (the “NYSE”) and who hold shares of our common stock in street name for clients have authority to vote on certain items when they have not received instructions from beneficial owners. Under the rules of the NYSE, the proposals to elect directors and ratify the appointment of the independent registered public accounting firm are considered “discretionary” items. This means that brokers may vote in their discretion on these matters on behalf of beneficial owners who have not furnished voting instructions. In contrast, certain items are considered “non-discretionary,” and a “broker non-vote” occurs when brokers do not receive voting instructions from beneficial owners with respect to such items. Brokers that have not received voting instructions from beneficial owners with respect to such matters may not vote on the proposal. There are no non-discretionary items for consideration in this proxy statement.

Assuming the existence of a quorum, the persons receiving a plurality of the votes cast by the shares entitled to vote will be elected as directors. The proposal to ratify the appointment of McGladrey & Pullen, LLP as our independent registered public accounting firm will be approved if the votes cast in favor of the proposal exceed the votes cast against it. Abstentions, shares that are withheld as to voting with respect to nominees for director and broker non-votes will be counted for determining the existence of a quorum, but will not be counted as a vote in favor of or against the proposals and, therefore, will have no effect on the outcome of the vote for any of the proposals presented at the meeting.

Voting Securities Outstanding

In accordance with North Carolina law, March 29, 2006 has been fixed as the record date for determining holders of common stock entitled to notice of and to vote at the meeting. Each share of our common stock issued and outstanding on March 29, 2006 is entitled to one vote on all proposals at the meeting. Holders of shares of common stock vote together as a voting group on all proposals. At the close of business on March 29, 2006, there were 9,472,020 shares of our common stock outstanding and entitled to vote.

PROPOSAL 1 – ELECTION OF DIRECTORS

Nominees for Election of Directors

Under our amended and restated bylaws, the Board of Directors consists of five to nine members, as determined by the Board or the shareholders from time to time. The Board has determined that the number of directors within the range shall be five. Directors are elected annually to serve for one-year terms and until their successors are duly elected and qualified or until their prior death, resignation, removal or disqualification or until there is a decrease in the number of directors. All nominees presently serve as directors. Each director is standing for re-election with the exception of Joseph J. Lahti, who was appointed by the Board upon the recommendation of our Nominating and Governance Committee and who agreed to serve as a director on March 2, 2006. Mr. Lahti was identified and recommended to the Nominating and Governance Committee by our chairman, Lyle Berman. There are no family relationships among any of our directors or officers. We intend that the proxyholders named in the accompanying proxy card will vote properly returned proxies to elect the five nominees listed below as directors, unless the authority to vote is withheld. Although we expect that each of the nominees will be available for election, if any vacancy in the slate of nominees occurs, we expect that shares of common stock represented by proxies will be voted for the election of a substitute nominee or nominees recommended by the Nominating and Governance Committee and approved by the Board of Directors or for the election of the remaining nominees recommended by the Nominating and Governance Committee and approved by the Board of Directors.

The names of the nominees for election to the Board, their principal occupations and certain other information follow:

Lyle Berman, Age 64

Lyle Berman has served as the Chairman of our Board of Directors since January 2005. Mr. Berman also serves as Executive Chairman of WPT Enterprises, Inc., a position he has held since April 2005, prior to which he served as Chairman of the Board from WPT’s inception in March 2002 until April 2005. He also served as Chief Executive Officer of WPT from February 2004 until April 2005, and currently serves as Chairman and Chief Executive Officer of Lakes Entertainment, Inc., a publicly-held company that develops and manages Indian-owned casinos, a position he has held since January 1999. Previously, Mr. Berman served as Chief Executive Officer of Rainforest Cafe, Inc. from February 1993 until December 2000. Mr. Berman received a B.S. degree in Business Administration from the University of Minnesota.

Gehrig H. “Lou” White, Age 43

Gehrig “Lou” White has served as our Chief Executive Officer since our inception in August 2003. In July 2002, Mr. White retired from Network Appliance, Inc., a provider of enterprise network storage and data management solutions, with the intention of identifying a business that he may acquire or establish. From July 2001 to July 2002, Mr. White served as an account executive for Network Appliance, Inc. Previously, from 1994 to 2001, Mr. White was a National Account Executive at Dell Inc. Mr. White received a B.S. degree in Computer Science from North Carolina State University and a Masters in Business Administration from Queens College.

James T. Crawford, Age 45

James Crawford has served in an executive officer capacity and as a member of our Board of Directors since our inception in August 2003 and currently serves as our President and Secretary. Previously, from 1998 to 2004, Mr. Crawford owned and managed Fastsigns franchises in Charlotte, North Carolina.

Joseph J. Lahti, Age 45

Joseph Lahti served as president, chief executive officer and chairman of the board of Shuffle Master, Inc., a gaming supply company for the casino industry, from 1993 to 2002. He currently is active as both a shareholder and member of the Boards and executive committees of several companies, including serving on the board of Zomax Incorporated, a publicly traded outsourcing service company, as well as privately held companies in industries ranging from software, manufacturing, asset management (equities), real estate development and commercial furniture distribution. Mr. Lahti received a B.S. degree from Harvard University, with an emphasis in economics.

Arthur Lee Lomax, Age 49

Lee Lomax has served as a member of our Board of Directors since our inception in August 2003. From our inception until July 2005, Mr. Lomax also served as our Treasurer. Previously, in 2002, he founded Carolina Classical School in Tryon, North Carolina where he has served as Headmaster since its founding, a position he continues to hold today. From 1994 to 2002, Mr. Lomax worked at Dell Computer and concluded his career there as Area Vice President of Sales within Dell’s Enterprise Customer Group. Mr. Lomax received a B.S. in Business Administration from University of North Carolina at Chapel Hill.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED ABOVE.

CORPORATE GOVERNANCE MATTERS

Independent Directors

In accordance with the listing standards of The Nasdaq Stock Market, Inc. and our Corporate Governance Guidelines, our Board of Directors must consist of a majority of independent directors. The Board has determined that Messrs. Berman, Lahti and Lomax are independent under these Nasdaq listing standards. Each of the members of the Board’s Audit Committee, Compensation Committee and Nominating and Governance Committee has been determined by the Board to be independent under applicable Nasdaq listing standards and, in the case of the Audit Committee, under the independence requirements established by the Securities and Exchange Commission.

Code of Business Conduct and Ethics

In July 2005, the Board adopted a Code of Business Conduct and Ethics to provide guidance on maintaining our commitment to high ethical standards. The Code of Business Conduct and Ethics applies to employees, officers, directors, agents, representatives, consultants, advisors and independent contractors of PokerTek.

A copy of this code is available in the “Investor Relations” section of our website under the heading “Corporate Governance” at http://www.pokertek.com/corporategovernance.html or may be obtained by contacting our Investor Relations Department at the address set forth above or at investor_relations@pokertek.com. We will disclose any waivers of the code applicable to our directors or executive officers on Form 8-K as required by Nasdaq listing standards or applicable law. Any waivers of the code for executive officers or directors may be made only by the Board or by a Board committee.

Committees and Meetings

The Board maintains three standing committees:  the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. Each committee operates under a written charter and reports regularly to the Board. A copy of each of these committee charters is available in the “Investor Relations” section of our website under the heading “Corporate Governance” at http://www.pokertek.com/corporategovernance.html and may also be obtained by contacting our Investor Relations Department at the address set forth above or at investor_relations@pokertek.com.

Each of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee must be comprised of no fewer than three members, a majority of whom must satisfy membership requirements imposed by Nasdaq listing standards and the applicable committee charter. A brief description of the responsibilities of each of these committees, and their current membership, follows.

Compensation Committee

The Compensation Committee operates under a written charter adopted in July 2005. The Compensation Committee is appointed by the Board to discharge the Board’s responsibilities relating to compensation of our directors and officers and to approve and evaluate the director and officer compensation plans, policies and programs of PokerTek. In fulfilling its duties, the Compensation Committee has the authority to, among other things:  (i) annually review and approve corporate goals and objectives relevant to CEO compensation; (ii) review and approve salary and incentives, employment agreements, severance agreements, and change in control agreements, as appropriate, for the CEO and senior executives of PokerTek; (iii) make recommendations to the Board with respect to incentive compensation plans and equity-based plans; and (iv) adopt, administer, approve and ratify awards made under incentive compensation and stock plans. The Compensation Committee may condition its approval of any compensation on ratification by the Board if Board action is required by applicable law or otherwise deemed appropriate. The current members of the Compensation Committee are Messrs. Berman, Lomax and Lahti. Mr. Berman serves as chairman of the Compensation Committee. None of Messrs. Berman, Lomax and Lahti are employees of PokerTek and each is independent under existing Nasdaq listing standards. See “Executive Compensation - Report of the Compensation Committee,” below.

Audit Committee

The Audit Committee operates under a written charter adopted in July 2005. The Audit Committee is appointed by the Board to (i) assist the Board in monitoring and ensuring: (a) the integrity of our financial statements; (b) our compliance with legal and regulatory requirements; (c) the qualifications, compensation and independence of our independent registered public accounting firm; and (d) the performance of our internal audit function and our independent registered public accounting firm; (ii) prepare the report required to be prepared by the Audit Committee under SEC rules; and (iii) oversee our accounting and financial reporting processes and the audits of the financial statements of PokerTek. The current members of the Audit Committee are Messrs. Berman, Lahti and Lomax. Mr. Lahti serves as chairman of the Audit Committee. None of Messrs. Berman, Lahti and Lomax are employees of PokerTek and each is independent under existing Nasdaq listing standards. The Board has examined the SEC’s definition of “audit committee financial expert” and determined that Mr. Lahti satisfies this definition. See “Report of the Audit Committee,” below.

Nominating and Governance Committee

The Nominating and Governance Committee operates under a written charter adopted in July 2005. The Nominating and Governance Committee is appointed by the Board to: (i) assist the Board in identifying individuals qualified to become Board members; (ii) recommend to the Board the director nominees for the next annual meeting of shareholders; and (iii) develop and recommend to the Board a set of Corporate Governance Guidelines applicable to us. The current members of the Nominating and Governance Committee are Messrs. Berman, Lomax and Crawford. Mr. Berman serves as chairman of the Nominating and Governance Committee. Neither of Messrs. Berman and Lomax are employees of PokerTek and each is independent under existing Nasdaq listing standards. Mr. Crawford, although he is an employee of PokerTek and does not satisfy the independence criteria set forth in the applicable Nasdaq listing standards, is eligible to serve on the Nominating and Governance Committee until October 13, 2006 pursuant to an exception to the independence requirements that is available for one year from the date that our shares were listed on the Nasdaq National Market. The Nominating and Governance Committee will consider written nominations of candidates for election to the Board properly submitted by shareholders. For information regarding shareholder nominations to the Board, see “Procedures for Director Nominations” and “Proposals for 2007 Annual Meeting,” below.

Meeting Attendance

All directors are expected to make every effort to attend meetings of the Board, assigned committees and annual meetings of shareholders.

All directors attended all of the Board meetings and assigned committee meetings during the fiscal year ended December 31, 2005 with the exception of Mr. Lahti, who was not appointed as a director until March 2006. During fiscal 2005, the Board held three meetings, the Compensation Committee held three meetings, the Audit Committee held three meetings, and the Nominating and Governance Committee held three meetings. All four of our directors in office at the time of the 2005 annual meeting of shareholders attended the annual meeting.

Executive Sessions

Independent directors are expected to meet in executive session at all regularly scheduled meetings of the Board with no members of management present. The Chairman of the Nominating and Governance Committee or the Chairman of the Board will preside at each executive session, unless the independent directors determine otherwise. During fiscal 2005, Mr. Berman, as Chairman, presided at the executive sessions.

Procedures for Director Nominations

Members of the Board are expected to collectively possess a broad range of skills, industry and other knowledge and expertise, and business and other experience useful for the effective oversight of our business. The Nominating and Governance Committee is responsible for identifying, screening and recommending to the Board qualified candidates for membership. All candidates must meet the minimum qualifications and other criteria established from time to time by the Board. In considering possible candidates for election as director, the Nominating and Governance Committee is guided by the following standards:

•

Each director should be an individual of the highest character and integrity;

•

Each director should have substantial experience that is of particular relevance to PokerTek;

•

Each director should have sufficient time available to devote to the affairs of PokerTek; and

•

Each director should represent the best interests of the shareholders as a whole rather than special interest groups.

We also consider the following criteria, among others, in its selection of directors:

•

Economic, technical, scientific, academic, financial and other expertise, skills, knowledge and achievements useful to the oversight of our business;

•

Diversity of viewpoints, backgrounds, experiences and other demographics; and

•

The extent to which the interplay of the candidate’s expertise, skills, knowledge and experience with that of other Board members will build a Board that is effective, collegial and responsive to the needs of PokerTek.

The Nominating and Governance Committee evaluates suggestions concerning possible candidates for election to the Board submitted to us, including those submitted by Board members (including self-nominations), shareholders and third parties. All candidates, including those submitted by shareholders, will be similarly evaluated by the Nominating and Governance Committee using the Board membership criteria described above and in accordance with applicable procedures. Once candidates have been identified, the Nominating and Governance Committee will determine whether such candidates meet the minimum qualifications for director nominees established in the charter and under applicable laws, rules or regulations and make a recommendation to the Board. The Board, taking into consideration the recommendations of the Nominating and Governance Committee, is responsible for selecting the nominees for director and for appointing directors to fill vacancies.

The Nominating and Governance Committee has authority to retain and approve the compensation of search firms to be used to identify director candidates.

As noted above, the Nominating and Governance Committee will consider qualified director nominees recommended by shareholders when such recommendations are submitted in accordance with applicable SEC requirements, our bylaws and any other applicable law, rule or regulation regarding director nominations. When submitting a nomination to us for consideration, a shareholder must provide certain information that would be required under applicable SEC rules, including the following minimum information for each director nominee:  full name and address; age; principal occupation during the past five years; current directorships on publicly held companies and registered investment companies; and number of shares of our common stock owned, if any. In addition, under our bylaws, as amended and restated effective June 1, 2004, a shareholder’s written notice regarding a proposed nominee must include (in addition to any information required by applicable law or the Board): (i) the name and address of the shareholder who intends to present the proposal and the beneficial owner, if any, on whose behalf the proposal is made; (ii) the number of shares of each class of capital stock owned by the shareholder and such beneficial owner; (iii) a description of the business proposed to be introduced to the shareholders; (iv) any material interest, direct or indirect, which the shareholder or beneficial owner may have in the business described in the notice; and (v) a representation that the shareholder is a holder of record of shares of PokerTek entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to present the proposal. Certain specific notice deadlines also apply with respect to submitting director nominees. See “Proposals for 2007 Annual Meeting,” below.

No candidates for director nominations were submitted to the Nominating and Governance Committee by any shareholder in connection with the annual meeting. Any shareholder desiring to present a nomination for consideration by the Nominating and Governance Committee prior to the 2007 annual meeting must do so in accordance with our bylaws and policies. See “Proposals for 2007 Annual Meeting,” below.

Shareholder Communications with Directors

Any shareholder desiring to contact the Board, or any specific director(s), may send written communications to:  Board of Directors (Attention:  (Name(s) of director(s), as applicable)), c/o Corporate Secretary, 1020 Crews Road, Suite J, Matthews, North Carolina 28106. Any proper communication so received will be processed by the Secretary. If it is unclear from the communication received whether it was intended or appropriate for the Board, the Secretary will (subject to any applicable regulatory requirements) use his judgment to determine whether such communication should be conveyed to the Board or, as appropriate, to the member(s) of the Board named in the communication.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires the Audit Committee to pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm (and any non-audit service provided by any other accounting firm) prior to the performance of each such service.

Procedures for Reporting Complaints about Accounting and Auditing Matters

The Audit Committee has adopted procedures for receiving and handling complaints from employees and third parties regarding accounting, internal accounting controls or auditing matters, including procedures for confidential, anonymous submissions by employees of complaints or concerns regarding questionable accounting or auditing matters. Employees or third parties may report their concerns by mail to the attention of Joseph J. Lahti, PokerTek, Inc. Audit Committee Chairman, 5825 Excelsior Boulevard, Minneapolis, MN 55416 or by e-mail at joe.lahti@pokertek.com.

Upon receipt of a complaint relating to the matters set forth above, Joseph J. Lahti will promptly notify the Audit Committee. The Audit Committee will oversee the review of any such complaint and will maintain the confidentiality of an employee or third-party complaint to the fullest extent possible, consistent with the need to conduct an adequate review. Prompt and appropriate corrective action will be taken when and as warranted in the judgment of the Audit Committee. Mr. Lahti will maintain a log of all complaints received, tracking their receipt, investigation and resolution, and will prepare a periodic report summarizing the complaints for submission by the Audit Committee to the Board. Mr. Lahti will maintain copies of complaints and the complaint log for a reasonable time or for any period prescribed by our document retention policy but in no event for less than five years.

These Procedures for Reporting Complaints about Accounting and Auditing Matters are available in the “Investor Relations” section of our website under the heading “Corporate Governance” at http://www.pokertek.com/corporategovernance.html or may be obtained by contacting our Investor Relations Department at the Company’s address set forth above.

Compensation of Directors

During fiscal 2005, none of our non-employee directors received an annual retainer or other form of compensation for his services as a member of the Board with the exception of Mr. Berman, who was granted a non-qualified option to purchase 200,000 shares of our common stock pursuant to a Board Member Agreement and a Non-Employee Director Stock Option Agreement in connection with his appointment to our Board of Directors in January 2005. Mr. Berman’s option has a 10-year term and the shares of our common stock subject to option have an exercise price of $2.67 per share and vest 6.25% per each additional quarter that Mr. Berman serves as a member of the Board. The first installment became exercisable on April 30, 2005. In addition, pursuant to the Board Member Agreement:  (i) Mr. Berman agreed to certain representations and covenants relating to non-disclosure of certain information and restrictions on activities relating to the marketing and distribution of certain poker tables; and (ii) we will reimburse all expenses incurred by Mr. Berman in the course of the performance of his duties as a director that we approve in advance.

In March 2006, the Board entered into a Board Member Agreement and a Non-Employee Director Stock Option Agreement with a newly appointed non-executive director, Joseph J. Lahti, that established his compensation for service as a member of the Board as follows: (i) an annual fee of $50,000, payable on a quarterly basis; and (ii) a one-time grant of a nonqualified option for 50,000 shares of our common stock at the closing market price of our common stock on March 31, 2006, which was $11.96. Pursuant to the Non-Employee Director Stock Option Agreement, the option has a 10-year term and the shares of our common stock subject to option will vest 5% per quarter, with the first 5% installment becoming exercisable on June 30, 2006. In addition, pursuant to the Board Member Agreement: (i) Mr. Lahti agreed to certain representations and covenants relating to non-disclosure of certain information and restrictions on activities relating to the marketing and distribution of certain poker tables; and (ii) we will reimburse all expenses incurred by Mr. Lahti in the course of the performance of his duties as a director that we approve in advance.

Non-employee directors are also eligible to receive discretionary stock-based awards under our 2005 Stock Incentive Plan. See “Equity Compensation Plan Information – Other Employee Benefit Plans,” below. For fiscal year 2005, no such discretionary equity awards were made to non-employee directors other than with respect to Mr. Berman.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock as of March 29, 2006 by (a) each person known by us to own beneficially more than five percent of the outstanding shares of our common stock, (b) each director and nominee for director, (c) the Named Executives (as defined in “Summary Compensation Table,” below), and (d) all current directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or that are or may become exercisable within 60 days of March 29, 2006 are deemed outstanding. These shares, however, are not deemed outstanding for purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and under applicable community property laws, each shareholder named in the table has sole voting and dispositive power with respect to the shares set forth opposite the shareholder’s name. Unless otherwise noted, the address of all listed shareholders is c/o PokerTek, Inc., 1020 Crews Road, Suite J, Matthews, North Carolina 28106.

	Beneficially Owned
Name of Beneficial Owner	Number of Shares		Percent of Class

Directors and Executive Officers:
Gehrig H. White	2,273,900	(1)	24.0%
Lyle Berman	841,938	(2)	8.8%
James T. Crawford	1,423,900	(3)	15.0%
Joseph J. Lahti	—		—
Arthur Lee Lomax	485,400	(4)	5.1%
Christopher Daniels	105,625	(5)	1.1%
Hal Shinn	80,625	(5)	*
All directors and executive officers as a group (7 persons)	5,211,388		53.6%

5% Shareholders:
GHW Enterprises, LLC	2,273,900	(6)	24.0%
Crawford Ventures, LLC	1,423,900	(7)	15.0%
Arthur Lee Lomax 2005 Grantor Retained Annuity Trust	485,400	(8)	5.1%
Aristocrat International Pty. Limited	946,800	(9)	10.0%

——————

* Indicates less than one percent

(1)

Consists of shares of common stock owned by GHW Enterprises, LLC, which is controlled by Mr. White.

(2)

Includes 329,438 shares of common stock and an option to purchase 62,500 shares of common stock owned by the Lyle A. Berman Revocable Trust, for which Mr. Berman serves as trustee and 450,000 shares of common stock owned by WPT Enterprises, Inc., of which Mr. Berman is the Executive Chairman.

(3)

Consists of shares of common stock owned by Crawford Ventures, LLC, which is controlled by Mr. Crawford.

(4)

Consists of shares of common stock owned by Arthur Lee Lomax 2005 Grantor Retained Annuity Trust, for which Mr. Lomax serves as sole trustee. Mr. Lomax, along with certain members of his family, are the beneficiaries of the shares of common stock held by the trust.

(5)

Consists of options to purchase shares of common stock.

(6)

The address of GHW Enterprises, LLC is 6207 Glynmoor Lakes Drive, Charlotte, North Carolina 28277.

(7)

The address of Crawford Ventures, LLC is 5237 Lancelot Drive, Charlotte, North Carolina 28270.

(8)

The address of Arthur Lee Lomax 2005 Grantor Retained Annuity Trust is 2468 Peniel Road, Tryon, North Carolina 28782.

(9)

The address of Aristocrat International Pty. Limited is 71 Longueville Road, Lane Cove, NSW 2066, Australia.

EXECUTIVE OFFICERS

Our current executive officers are as follows:

Name	Age	Title

Gehrig H. White	43	Chief Executive Officer
James T. Crawford	45	President
Christopher Daniels	33	Chief Financial Officer
Hal Shinn	41	Chief Technology Officer

Certain information with respect to our executive officers is provided below. Officers are appointed to serve at the discretion of the Board. Information regarding Messrs. White and Crawford is included in the director profiles set forth above.

Chris Daniels has served as our Chief Financial Officer since July 2004. Prior to joining us, Mr. Daniels was controller of Crown Honda in Charlotte, North Carolina from February 2004 through July 2004. From April 2001 through February 2004, Mr. Daniels served as Vice President of Finance for V3 Systems, Inc., a provider of supply-chain technology. From November 1998 through April 2001, Mr. Daniels served as controller for Sonic Automotive, Inc. Mr. Daniels has also worked for Deloitte & Touche, LLP as an accountant. Mr. Daniels received both a B.S. degree in Business Administration and a Master of Accounting degree from the Keenan Flagler Business School at the University of North Carolina at Chapel Hill.

Hal Shinn has served as our Chief Technology Officer since July 2004. Before joining us, from January 1999 through August 2004, Mr. Shinn served as Chief Information Officer of V3 Systems, Inc. Mr. Shinn is a graduate of the Georgia Institute of Technology, where he earned a B.S. degree in Aerospace Engineering and an M.S. degree in Technology and Science Policy.

EXECUTIVE COMPENSATION

Report of the Compensation Committee

This report of the compensation committee is required by the SEC and is not “soliciting material,” is not to be deemed “filed” with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of PokerTek, Inc. under the Securities Act of 1933, or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any filing.

Introduction

The Compensation Committee of the Board of Directors acts pursuant to the charter of the compensation committee of the board of directors of PokerTek, Inc., which was adopted in July 2005. The current members of the Compensation Committee are Lyle Berman, Joseph J. Lahti and Arthur Lee Lomax, each of whom meets the independence requirements of the Nasdaq listing standards, is a “non-employee director” within the meaning of Section 16 of the Exchange Act, and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code. The Compensation Committee meets at scheduled times during the year and holds additional meetings from time to time to review and to discuss executive compensation issues. The Compensation Committee also considers and takes action by written consent.

The Compensation Committee is responsible for reviewing the compensation and benefits for PokerTek, Inc.’s executive officers, as well as supervising and making recommendations to the Board of Directors on compensation matters generally. The Compensation Committee also administers PokerTek, Inc.’s equity incentive plans and makes grants under the plans to executive officers and maintains oversight responsibility for the review of all of PokerTek, Inc.’s employee benefit plans, including the PokerTek Internal Revenue Code Section 401(k) savings plan and PokerTek, Inc.’s medical plans.

The Compensation Committee has the authority under its charter to engage the services of outside advisers, experts and others to assist the committee in its functions, and to determine the fees and retention terms of such persons.

General Compensation Policy

The Compensation Committee acts on behalf of the Board of Directors to establish the general compensation policy of PokerTek, Inc. The Compensation Committee’s philosophy in compensating executive officers, including the Chief Executive Officer, is to relate compensation to corporate performance. Consistent with this philosophy, the incentive component of our executive officers’ compensation is based on our corporate results. In addition, we believe that compensation for our executive officers, including annual base compensation and long-term equity compensation, should be competitive with compensation arrangements for executive officers of companies in our peer group in order to retain officers for the long-term and attract new officers, when necessary.

The base salaries, incentive compensation and stock option grants of our executive officers are determined in part by the Compensation Committee reviewing data on prevailing compensation practices in companies with whom we compete for executive talent and by their evaluating this information in connection with our corporate goals. Subject to the limitations regarding available data, the Compensation Committee compared the compensation of our executive officers with the compensation practices of comparable companies to determine cash compensation and equity awards.

Long-term equity compensation for executive officers has historically been made through stock option grants. Stock options provide value only if our stock price increases (which benefits all shareholders) above the price at which the option was granted, and then only if the optionee continues to provide services to us during the option’s vesting schedule.

The Compensation Committee typically reviews annual base salary levels and target bonuses for our Chief Executive Officer and our other executive officers and employees at or about the beginning of each calendar year.

Fiscal 2005 Executive Compensation

Base Compensation. The Compensation Committee reviewed the recommendations and performance and market data outlined above and established a base salary level for each executive officer.

Stock Options. In fiscal 2005, we granted options to purchase shares of our common stock to one of our executive officers to aid in his retention, to motivate him to assist us with the achievement of certain corporate profitability milestones and to align his interests with those of the shareholders by providing him with an equity stake in us. Stock options typically are granted to executive officers when the executive first joins us, in connection with a significant change in responsibilities and, occasionally, to achieve equity within a peer group. The Compensation Committee may, however, grant additional stock options to executives for other reasons. The number of shares subject to each option granted is within the discretion of the compensation committee and is based on the optionee’s anticipated future contribution to us and his or her ability to influence corporate results, past performance and consistency within his or her peer group. In fiscal 2005, the Compensation Committee considered the factors described above, as well as the number of unvested stock options held by all executive officers as of the date of grant. Stock options are granted at a price per share that is equal to the fair market value of our common stock on the date of grant. The vesting for stock options granted to our executive officer in fiscal 2005 was designed to further ensure the retention of the executive officer and will vest in eight equal biannual installments over a four-year period.

Bonuses. In fiscal 2005, the Compensation Committee approved a one-time bonus to all employees, with the exception of Mr. Crawford and Mr. White. The bonus was set at the same fixed percentage of each employee’s salary earned in fiscal year 2005. Mr. Daniels and Mr. Shinn qualified for this bonus by virtue of being an employee of PokerTek.

Chief Executive Officer Compensation

Gehrig H. “Lou” White has served as our Chief Executive Officer since our inception. Mr. White’s base salary for fiscal 2005 increased from $80,000 annually to $145,000 on August 1, 2005. Mr. White received no performance or incentive based salary or stock option bonuses for fiscal year 2005.

The Compensation Committee considered various factors in determining whether to increase Mr. White’s annual base salary for fiscal 2005, including PokerTek, Inc.’s accomplishments under Mr. White’s leadership during fiscal 2005, including his leadership and contributions during PokerTek’s successful initial public offering that was completed in October 2005 and the successful launch of the PokerPro™ table at various tribal casinos. The Compensation Committee believes, based on its review of publicly available information concerning PokerTek’s public competitors, that Mr. White’s compensation is within the range of compensation provided to executives of similar rank and responsibility in PokerTek’s industry.

Non-Executive Compensation

The Compensation Committee adopted a graded salary structure that provides management the ability to hire and make compensation decisions for employees who are not directors or executive officers of PokerTek, Inc. and that are within established guidelines for salaries and equity awards.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the tax deduction to $1 million for compensation paid to certain executives of public companies. However, performance-based compensation that has been approved by shareholders is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals and the board committee that establishes the goals consists only of “outside directors.” Additionally, stock options will qualify for the performance-based exception where, among other requirements, the exercise price of the stock option is not less than the fair market value of the stock on the date of grant, and the plan includes a per-executive limitation on the number of shares for which stock options may be granted during a specified period. All members of the compensation committee qualify as outside directors within the meaning and as defined by Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder. Historically, the combined salary and bonus of each executive officer has been below this $1 million limit. The Compensation Committee’s present intention is to grant future compensation that does not exceed the limitations of Section 162(m).

Conclusion

Through the plans and policies described above, a significant portion of PokerTek, Inc.’s executive compensation is based on corporate and individual performance, as well as competitive pay practices. The Compensation Committee believes equity compensation is vital to the long-term success of PokerTek, Inc. The Compensation Committee remains committed to this policy, recognizing the competitive market for talented executives. Going forward the Compensation Committee intends to continue to evaluate PokerTek, Inc.’s executive compensation plans, policies and programs, and will consider, among other things, the accounting treatment of stock options, dilution, the incentive value of various equity vehicles, the role of cash and equity in structuring compensation packages and the need to retain key talent.

This report has been prepared by members of the Compensation Committee. Current members of this committee are:

Lyle Berman (Chairman)
Joseph J. Lahti
Arthur Lee Lomax

Compensation Committee Interlocks and Insider Participation

None of the current members of the Compensation Committee has ever served as an officer or employee of PokerTek. No interlocking relationships exist between our current Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company.

Summary Compensation Table

The summary compensation table presents information relating to the total compensation during fiscal year 2005 and 2004 of our current Chief Executive Officer and our three next most highly compensated executive officers (the “Named Executives”).

Summary Compensation Table

				Long-Term Compensation
		Annual Compensation		Awards		Payouts
Name and principal position	Year	Salary ($)	Bonus ($) (4)	Securities Underlying Options (#)		All Other Compensation ($) (8)

Gehrig H. White, Chief	2005	107,083	—	—		—
Executive Officer(1)	2004	33,333	—	—		267

James T. Crawford, President(1)	2005	107,083	—	—		4,017
	2004	33,333	—	—		—

Christopher Daniels, Chief	2005	111,250	5,563	20,000	(5)	3,733
Financial Officer(2)	2004	52,500	—	150,000	(6)	—

Hal Shinn, Chief Technology	2005	129,750	6,488	—		4,770
Officer(3)	2004	52,500	—	170,000	(7)	—

——————

(1)

Current annual salary is $145,000.

(2)

Current annual salary is $120,000.

(3)

Current annual salary is $135,000.

(4)

The Compensation Committee has implemented a discretionary bonus program pursuant to which bonuses may be awarded to executive officers from time to time in amounts based on the attainment of specified performance goals and the Compensation Committee’s evaluation of each executive officer’s contributions.  See “Report of the Compensation Committee,” above.

(5)

These options have an exercise price equal to the fair market value of our common stock at the time of grant and vest and become exercisable in eight equal biannual installments beginning six months from the date of grant.

(6)

These options have an exercise price equal to the fair market value of our common stock at the time of grant. 75,000 of the shares subject to options vest and become exercisable in eight equal biannual installments beginning six months from the date of grant. With respect to the remaining 75,000 shares subject to options, 25% vested immediately upon grant and the remaining shares vest and become exercisable in six equal quarterly installments beginning three months from the date of grant.

(7)

These options have an exercise price equal to the fair market value of our common stock at the time of grant. 95,000 of the shares subject to options vest and become exercisable in eight equal biannual installments beginning six months from the date of grant. With respect to the remaining 75,000 shares, 10% vested immediately upon grant and the remaining shares vest and become exercisable in nine equal quarterly installments beginning three months from the date of grant.

(8)

Represents employer contributions to the 401(k) plan.

Stock Options

The following table provides information concerning options for our common stock exercised by each of the Named Executives during fiscal year 2005 and the value of the options held by each Named Executive at the end of the fiscal year.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

Name	Shares Acquired on Exercise(#)	Value Realized ($)(1)	Number of Shares Underlying Unexercised Options at Fiscal Year-End (#)			Value of Unexercised In-the-Money Options at Fiscal Year-End ($)(4)
			Exercisable	Unexercisable		Exercisable	Unexercisable

Christopher Daniels	—	—	93,750	76,250	(2)	672,188	403,313
Hal Shinn	—	—	68,750	101,250	(3)	492,938	725,963

——————

(1)

Value represents the difference between the option price and the fair market value of the common stock on the date of exercise.

(2)

These options have an exercise price equal to the fair market value of our common stock at the time of grant. 75,000 of the shares subject to options vest and become exercisable in eight equal biannual installments beginning six months from the date of grant. With respect to the remaining 75,000 shares subject to options, 25% vested immediately upon grant and the remaining shares vest and become exercisable in six equal quarterly installments beginning three months from the date of grant.

(3)

These options have an exercise price equal to the fair market value of our common stock at the time of grant. 95,000 of the shares subject to options vest and become exercisable in eight equal biannual installments beginning six months from the date of grant. With respect to the remaining 75,000 shares, 10% vested immediately upon grant and the remaining shares vest and become exercisable in nine equal quarterly installments beginning three months from the date of grant.

(4)

Value represents the difference between the option price and the fair market value of the common stock at fiscal year-end.

In the event of termination of employment other than for cause (and unless the administrator of the 2005 Stock Incentive Plan determines otherwise), options and restricted stock awards granted in fiscal 2005 to certain of our executive and other officers, including the Named Executives, generally will continue to vest pursuant to the same vesting schedule as if such individual had remained an employee of PokerTek, and, with respect to such options, the vested portions will be exercisable for the full option term.

The following table sets forth certain information concerning stock options granted to each of the Named Executives during fiscal year 2005.

Option Grants in Last Fiscal Year

Name	Number of Securities Underlying Options granted (#)(1)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise price of options ($/Sh)	Expiration date	Grant date present value $(2)

Christopher Daniels	20,000	3.2%	11.00	7/31/2015	31,400

——————

(1)

These options have an exercise price equal to the fair market value of the common stock at the time of grant and vest and become exercisable in eight equal biannual installments beginning on January 31, 2006, subject to continued employment. See “Employment Agreements” below for further details.

(2)

The Black-Scholes option pricing model was used with the following assumptions: five year expected life, 3.09% risk-free interest rate, 0% forfeiture rate, 0% volatility (since we were a private company at grant date), and 0% dividend rate.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information as of March 29, 2006 relating to our equity compensation plans, under which grants of stock options, restricted stock and other rights to acquire shares of our common stock may be granted from time to time.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))

Equity compensation plans approved by security holders	1,046,650	$4.81	565,600
Equity compensation plans not approved by security holders	—	—	—
Total	1,046,650	$4.81	565,600

——————

(1)

The exercise prices for outstanding options granted to employees under the 2004 and 2005 plans range from $2.67 to $11.00 per share, with a weighted average exercise price of $4.81 per share.

The discussion which follows describes the material terms of our principal equity plans.

PokerTek, Inc. 2004 Stock Incentive Plan

On July 15, 2004, we adopted the 2004 Plan, which is currently administered by our Board of Directors. We have granted options to purchase an aggregate of 812,500 shares of our common stock under the 2004 Plan and have amended the 2004 Plan to provide that no further awards will be made thereunder. The Compensation Committee of our Board of Directors administers the 2004 Plan. The types of awards that have been granted under the 2004 Plan consist of incentive and non-qualified stock options. Each award agreement under the 2004 Plan has specified the number and type of award, together with any other terms and conditions of such award.

Upon a change of control, as defined in the 2004 Plan, unless an award agreement or applicable law provides otherwise, and unless the surviving or acquiring corporation in the change of control transaction assumes the outstanding awards under the 2004 Plan, the 2004 Plan provides that the Compensation Committee may:

•

accelerate the vesting of such awards;

•

unilaterally terminate any such award that has not vested as of the effective date of such change of control;

•

unilaterally cancel such award in exchange for:

•

whole or fractional shares of our common stock (or for cash in lieu of any fractional share) that, in the aggregate, are equal in value to the excess of the fair market value of the shares of common stock that could be purchased subject to such award, determined as of the effective date of the change of control, over the aggregate exercise price for such award; or

•

cash or other property equal in value to the excess of the fair market value of the shares of common stock that could be purchased subject to such award, determined as of the effective date of the change of control, over the aggregate exercise price for such shares; or

•

with respect to grants of options, unilaterally cancel such options after providing the holder of such options with:

•

an opportunity to exercise such options to the extent vested within a specified period before the date of the change of control; and

•

notice of such opportunity to exercise such options before the commencement of such specified period; or

•

unilaterally cancel such award and notify the holder of such award of such action, but only if the fair market value of the shares of common stock that could be purchased subject to such award determined as of the effective date of the change of control does not exceed the aggregate exercise price for such shares.

The 2004 Plan will continue in effect until July 15, 2014, unless earlier terminated. The Compensation Committee may amend, alter or terminate the 2004 Plan at any time, provided that without shareholder approval, the 2004 Plan cannot be amended to increase the number of shares authorized, extend the term of the 2004 Plan, change the class of persons eligible to receive incentive stock options or effect any other change that would require shareholder approval under any applicable law or Nasdaq rule. Amendment, alteration or termination of the 2004 Plan may not adversely affect any outstanding award without the consent of the participant, unless such amendment, suspension or termination is necessary to comply with applicable law.

PokerTek, Inc. 2005 Stock Incentive Plan

On July 29, 2005, we adopted the 2005 Plan. The 2005 Plan authorizes the issuance of up to 812,500 shares of our common stock, plus up to 812,500 shares that were subject to outstanding awards under the 2004 Plan as of the effective date of the 2005 Plan that cease for any reason to be subject to such awards, up to a maximum of 1,625,000 shares of our common stock. Notwithstanding the maximum number of shares authorized for issuance under the 2005 Plan, the maximum number of shares of common stock that we may issue pursuant to incentive stock options is 800,000.

The Compensation Committee administers the 2005 Plan and has the power to make awards, to determine when and to whom awards will be granted, the form of each award, the amount of each award, and any other terms or conditions of each award consistent with the terms of the 2005 Plan. Awards may be made to our employees, directors and consultants.

The types of awards that may be granted under the 2005 Plan include incentive and non-qualified stock options, restricted and unrestricted stock, stock appreciation rights, performance awards, phantom stock awards and other stock-based awards. Each award agreement will specify the number and type of award, together with any other terms and conditions as determined by the Compensation Committee in its sole discretion.

Upon a change in control, as defined in the 2005 Plan, and unless an award agreement, employment agreement or other agreement between a participant and us provides otherwise or Internal Revenue Code Section 409A or related regulations or guidance requires otherwise, the 2005 Plan provides that:

•

all options and stock appreciation rights outstanding as of the date of the change in control will become fully exercisable, whether or not then otherwise exercisable; and

•

any restrictions applicable to any restricted award, performance award or phantom stock award will be deemed to have been met, and such awards will become fully vested, earned and payable to the fullest extent of the original grant of the applicable award.

However, under certain conditions, the 2005 Plan authorizes the Compensation Committee, in the event of a merger, share exchange, reorganization, sale of all or substantially all of our assets or other similar transaction or event affecting us or one of our affiliates or shareholders, to determine that any or all awards will not vest or become exercisable on an accelerated basis, if we or the surviving or acquiring corporation takes action, including but not limited to the assumption of awards or the grant of substitute awards, that, in the opinion of the Compensation Committee, is equitable or appropriate to protect the rights and interest of participants under the 2005 Plan.

The 2005 Plan will continue in effect until July 29, 2015, unless earlier terminated. The Compensation Committee may amend, alter or terminate the 2005 Plan at any time, provided that without shareholder approval, the 2005 Plan cannot be amended to increase the number of shares authorized, change the class of persons eligible to receive incentive stock options or effect any other change that would require shareholder approval under any applicable law or Nasdaq rule. Amendment, alteration or termination of the 2005 Plan may not adversely affect any outstanding award without the consent of the participant, unless such amendment, suspension or termination is necessary to comply with applicable law.

As of March 29, 2006, the following table is a summary of our option activity for the 2004 Plan and 2005 Plan:

Plan	Authorized	Granted	Forfeited	Exercised	Available For Issuance

2004 Plan	812,500	812,500	26,250	12,750	26,250
2005 Plan	812,500	276,150	3,000	—	539,350
Totals	1,625,000	1,088,650	29,250	12,750	565,600

Retirement Plan. All U.S. full-time employees generally are eligible to participate in our qualified 401(k) plan. Each employee is eligible to participate at the start of the fiscal quarter that follows six months of employment up to certain maximum limitations imposed by the Internal Revenue Code. Employer contributions to the plan are made at the discretion of management and the Board, which for fiscal year 2005 was 100% matching of employee contributions up to 3% of salary and 50% of the portion of each employee’s 401(k) contributions between 3% and 5%.

Employment Agreements

We have not entered into an employment agreement with either our Chief Executive Officer, Gehrig “Lou” White, or our President and Secretary, James Crawford. The salaries of Messrs. White and Crawford are determined by our Compensation Committee from time to time. The Compensation Committee has currently set the annual salary of each of Messrs. White and Crawford at $145,000.

Employment Agreement with Chris Daniels

We have entered into an employment agreement dated July 14, 2004, as amended effective July 1, 2005, with Chris Daniels, our Chief Financial Officer. The agreement has a term of four years.

Pursuant to this agreement, Mr. Daniels is entitled to receive a base salary of $105,000 per year, subject to our right to reduce Mr. Daniels’ salary in connection with a reduction of all of our employees’ salaries. The Compensation Committee has authorized an increase in base salary since the employment agreement was executed, as set forth under “Executive Compensation -- Summary Compensation Table,” above. Mr. Daniels’ salary may not be reduced by more than 20% in any single reduction or a series of reductions, any such reduction will be limited to not more than six months and any all severance payments payable to Mr. Daniels will be based on Mr. Daniels’ base salary before any such reduction.

Pursuant to the agreement, Mr. Daniels was granted options to purchase 75,000 shares of our common stock, 18,750 shares of which vested on July 15, 2004 and 9,375 shares of which vest every quarter thereafter, and an additional option to purchase 75,000 shares of our common stock, 9,375 shares of which vested on January 15, 2005, and 9,375 shares of which vest every six months thereafter. The exercise price of both options is $2.67 per share. Mr. Daniels is also entitled to receive the standard benefits generally available to other senior officers.

In the event we terminate Mr. Daniels’ employment without cause (as defined in the employment agreement) or if Mr. Daniels terminates his employment for good reason (as defined in the employment agreement), Mr. Daniels is entitled to severance in the form of continuation of his base salary for six months. In addition, if Mr. Daniels terminates his employment for good reason, he will be entitled to additional severance in the form of reimbursement of any COBRA payments during the six-month period. Further, if Mr. Daniels’ employment is terminated by us for any reason except cause, all stock options granted will vest immediately if he executes a general release with language acceptable to us on or before the effective date of termination.

In the event we terminate Mr. Daniels’ employment following a change of control or we relocate Mr. Daniels to an office more than 75 miles from Charlotte, North Carolina without Mr. Daniels’ consent, Mr. Daniels is entitled to severance in the form of continuation of his base salary and benefits for one year.

We have also entered into a proprietary information and inventions agreement with Mr. Daniels that provides that Mr. Daniels will not disclose our proprietary information to any third party during his employment with us and thereafter, and for a period of one year after the termination of his employment with us he will not:

•

provide services to any of our competitors within the continental United States similar to those provided to us during his employment with us;

•

solicit or attempt to solicit any of our employees, independent contractors or consultants to terminate his or her relationship with us in order to become an employee, independent contractor or consultant of another entity; or

•

solicit or attempt to solicit any of our customers with whom Mr. Daniels had contact during his employment with us.

Employment Agreement with Hal Shinn

We have entered into an employment agreement dated August 9, 2004, as amended effective July 1, 2005, with Hal Shinn, our Chief Technology Officer. The agreement has a term of two years.

Pursuant to this agreement, Mr. Shinn is entitled to receive a base salary of $126,000 per year, subject to our right to reduce Mr. Shinn’s salary in connection with a reduction of all of our employees’ salaries. The Compensation Committee has authorized an increase in base salary since the employment agreement was executed, as set forth under “Executive Compensation -- Summary Compensation Table,” above. Mr. Shinn’s salary may not be reduced by more than 20% in any single reduction or a series of reductions, any such reduction will be limited to not more than six months and any all severance payments payable to Mr. Shinn will be based on Mr. Shinn’s base salary before any such reduction.

Pursuant to the agreement, Mr. Shinn was granted an option to purchase 75,000 shares of our common stock, 7,500 shares of which vested on August 9, 2004 and 7,500 shares of which vest every quarter thereafter, and an additional option to purchase 75,000 shares of our common stock, 9,375 shares of which vested on February 28, 2005, and 9,375 shares of which vest every six months thereafter. The exercise price of both options is $2.67 per share. Mr. Shinn is also entitled to receive standard benefits generally available to other senior officers.

In the event we terminate Mr. Shinn’s employment without cause (as defined in the employment agreement) or if Mr. Shinn terminates his employment for good reason (as defined in the employment agreement), Mr. Shinn is entitled to severance in the form of continuation of his base salary for two months. In addition, if Mr. Shinn terminates his employment for good reason, he will be entitled to additional severance in the form of reimbursement of any COBRA payments during the two-month period. Further, if Mr. Shinn’s employment is terminated by us for any reason except cause, all stock options granted will vest immediately if he executes a general release with language acceptable to us on or before the effective date of termination.

In the event we terminate Mr. Shinn’s employment following a change of control or we relocate Mr. Shinn to an office that is more than 75 miles from Charlotte, North Carolina without Mr. Shinn’s consent, Mr. Shinn is entitled to severance in the form of continuation of his base salary and benefits for two months.

We have also entered into a proprietary information and inventions agreement with Mr. Shinn that provides that Mr. Shinn will not disclose our proprietary information to any third party during his employment with us and thereafter, and for a period of one year after the termination of his employment with us he will not:

•

provide services to any of our competitors within the continental United States similar to those provided to us during his employment with us;

•

solicit or attempt to solicit any of our employees, independent contractors or consultants to terminate his or her relationship with us in order to become an employee, independent contractor or consultant of another entity; or

•

solicit or attempt to solicit any of our customers with whom Mr. Shinn had contact during his employment with us.

Performance Graph

The graph below compares, for the period since we began being traded (October 14, 2005) through December 31, 2005, the “cumulative total return” to our shareholders as compared with the return of the Nasdaq Stock Market Index (U.S. Companies) (the “Nasdaq Market Index”) and the Standard and Poor’s Casino and Gaming Index, PokerTek’s industry index. “Cumulative total return” has been computed assuming an investment of $100 at the beginning of the period indicated in our common stock and the stock of the companies included in the Nasdaq Market Index and the Standard and Poor’s Casino and Gaming Index, and assuming the reinvestment of dividends.

The stock price performance graph depicted below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended. The stock price performance depicted in the graph is not necessarily an indicator of future price performance.

CUMULATIVE TOTAL RETURN
October 14, 2005 - December 31, 2005
$140
$120
$100
$80
$60
$40
$20
$0
$115.93
$108.14
$89.45
10/14/2005
10/21/2005
10/28/2005
11/4/2005
11/11/2005
11/18/2005
11/25/2005
12/2/2005
12/9/2005
12/16/2005
12/23/2005
12/30/2005
S&P Gaming
Nasdaq
Ptek

PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has reappointed McGladrey & Pullen, LLP to audit the financial statements of PokerTek for the fiscal year ending 2006. McGladrey & Pullen, LLP has served as our independent registered public accounting firm continuously since March 2005. A representative from McGladrey & Pullen, LLP is expected to be present at the meeting and will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

Although shareholder ratification of the appointment is not required by law, we desire to solicit such ratification. If the appointment of McGladrey & Pullen, LLP is not approved by a majority of the shares cast at the annual meeting, we will consider the appointment of other independent registered public accounting firms for the fiscal year ending 2006.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF McGLADREY & PULLEN, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006.

INDEPENDENT AUDITOR FEE INFORMATION

The following table shows the aggregate fees that we paid or accrued for the audit and other services provided by McGladrey & Pullen, LLP for fiscal year 2005 and fiscal year 2004, except that a portion of the fees listed under the caption “Tax Fees” for fiscal year 2004 were paid to J. Ronald Martin, CPA, who prepared our 2004 tax returns.

	2005	2004

Audit Fees	$182,212	$29,551
Tax Fees	7,500	5,671
All Other Fees	2,284	—
Total	$191,996	$35,222

Audit Fees. This category includes fees for (i) the audit of our annual financial statements and review of financial statements included in our quarterly reports on Form 10-Q; and (ii) services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for the relevant fiscal years, including services provided for our Form S-1 filing in connection with our initial public offering.

Tax Fees. This category consists of professional services rendered by McGladrey & Pullen, LLP for tax compliance, tax planning, tax return preparation, tax research and tax advice for fiscal year 2005. For fiscal year 2004, McGladrey & Pullen, LLP provided these services for fees totaling $2,500 and J. Ronald Martin, CPA provided services for fees totaling $3,171.

All Other Fees. This category includes the aggregate fees for products that are not reported above under “Audit Fees,” “Audit-Related Fees” or “Tax Fees.”

The Audit Committee has considered the compatibility of the non-audit-related services performed by and fees paid to McGladrey & Pullen, LLP in fiscal year 2005 and the proposed non-audit related services and proposed fees for fiscal year 2006 and has determined that such services and fees are compatible with the independence of McGladrey & Pullen, LLP. All audit and non-audit services were approved by the Audit Committee prior to such services being rendered.

REPORT OF THE AUDIT COMMITTEE

Each member of the Audit Committee is an independent director under existing Nasdaq listing standards and SEC requirements. In addition, the Board of Directors has determined that Mr. Lahti is an “audit committee financial expert,” as defined by SEC rules.

In the performance of its oversight function, the Audit Committee has reviewed and discussed the financial statements with management and the independent registered public accounting firm. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards Number 61, Communication with Audit Committees, as currently in effect.

The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard Number 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with the independent registered public accounting firm that firm’s independence.

Based upon the discussions and review described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in PokerTek’s Annual Report on Form 10-K for the year ended December 31, 2005 to be filed with the SEC and recommended McGladrey & Pullen, LLP to serve as PokerTek’s independent registered public accounting firm for fiscal year 2006.

This report has been prepared by members of the Audit Committee. Current members of this committee are:

Joseph J. Lahti (Chairman)
Lyle Berman
Arthur Lee Lomax

The Report of the Audit Committee does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other PokerTek filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that PokerTek specifically incorporates the Report of the Audit Committee by reference therein.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under federal securities laws, our directors, officers and beneficial owners of more than ten percent of PokerTek’s common stock are required to report their beneficial ownership of common stock and any changes in that ownership to the SEC. Specific dates for such reporting have been established, and we are required to report in this proxy statement any failure to file by the established dates during the last fiscal year. In the last fiscal year, to our knowledge based solely on a review of Forms 3, 4 and 5 and any amendments thereto, all of these filing requirements were satisfied by our directors, officers and principal shareholders with the exception of one Form 4 for James T. Crawford (relating to the transfer by Crawford Ventures, LLC of 5,000 shares of PokerTek common stock to each of five former members of Crawford Ventures, LLC in exchange for each of such members’ membership interests in Crawford Ventures, LLC). A Form 5 disclosing this Form 4 transaction has been filed with the SEC.

RELATED PARTY TRANSACTIONS

On June 10, 2004, PokerTek, LLC issued to the corporate predecessor of WPT Enterprises a promissory note in the original principal amount of $185,090 that matured in five years and accrued interest at the applicable Federal rate. As part of the transaction with WPT, we received a 10-year royalty-free license to use the “World Poker Tour” name and related logo and trademark in connection with the lease, sale or distribution in the United States of tables featuring automated live poker games and tournaments to casinos, card rooms, and other commercial poker venues. In consideration of such loan, as evidenced by such promissory note, and the grant of such license, we issued WPT’s corporate predecessor 1,080,000 shares of our common stock for no additional consideration. Lyle Berman, the Chairman of our Board of Directors, serves as the Executive Chairman of WPT and beneficially owns approximately 62.0% of WPT’s capital stock as a result of his position as Chairman and Chief Executive Officer of Lakes Entertainment, Inc., which company’s wholly-owned subsidiary is the record holder of such stock. When PokerTek, LLC merged into us on July 27, 2004 to form PokerTek, Inc., we assumed the obligations under such promissory note. As of December 31, 2004, we were indebted to WPT in the amount of $185,090. From September

2003 to April 2004, Gehrig “Lou” White, our Chief Executive Officer, loaned us an aggregate of $65,482, which loans did not accrue interest and were payable on demand. From September 2003 to June 2004, Lee Lomax, a member of our Board of Directors, loaned us an aggregate of $75,021, which loans also did not accrue interest and were payable on demand. These loans were made to fund our working capital needs. We repaid all amounts owed to WPT under such promissory note and owed to Messrs. White and Lomax under such loans in October 2005. We believe that each of the transactions described in this section were entered into on terms at least as favorable to us as we would expect to negotiate with unrelated third parties.

Private Placement: On April 26, 2005, we completed a private placement offering whereby we issued 538,694 shares of common stock. The gross proceeds from the private placement offering were $3,005,913. Lyle A. Berman Revocable Trust, which is controlled by the Chairman of our Board, Mr. Berman, purchased 98,351 shares totaling $548,799 as part of this offering.

PROPOSALS FOR 2007 ANNUAL MEETING

Under SEC regulations, any shareholder desiring to make a proposal to be acted upon at the 2007 annual meeting of shareholders must present the proposal to us at our principal office in Matthews, North Carolina by December 11, 2006 for the proposal to be eligible for inclusion in our proxy statement.

Under our bylaws, to be timely, any shareholder who wishes to introduce any business before the annual meeting must deliver notice in accordance with Article 2, Section 6 of our bylaws to our principal executive offices not later than the 60th day before the first anniversary of the date of the notice date for the preceding year’s annual meeting and no earlier than the 90th day prior to such date. In the event that the date of the annual meeting is more than 30 days before or more than 60 days after the first anniversary date of the preceding year’s annual meeting, then notice by the shareholder must be delivered not earlier than the 90th day prior to the annual meeting and not later than the 60th day prior to the annual meeting or the 10th day after the day on which we first make a public announcement of the date of the annual meeting. Any such proposals must be made in accordance with the bylaws and any other applicable law, rule or regulation. A shareholder may obtain a copy of these standards and procedures from our Corporate Secretary. See also “Corporate Governance Matters – Procedures for Director Nominations,” above. A proxy may confer discretionary authority to vote on any matter at a shareholders’ meeting if we do not receive proper notice of the matter within the timeframes described above.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers or other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or Annual Report may have been sent to multiple shareholders in the same household. We will promptly deliver a separate copy of either document to any shareholder upon request submitted in writing to us at the following address: PokerTek, Inc., 1020 Crews Road, Suite J, Matthews, North Carolina 28106, Attention: Investor Relations Department or by calling (704) 849-0860. Any shareholder who wants to receive separate copies of the Annual Report and proxy statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker or other nominee record holder, or contact us at the above address and telephone number.

FINANCIAL INFORMATION

Our Annual Report for the fiscal year ended December 31, 2005 is enclosed. Upon written request, we will provide without charge to any shareholder of record or beneficial owner of common stock a separate copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (without exhibits), including financial statements, filed with the SEC. Any such request should be directed to PokerTek, Inc. Investor Relations Department, at 1020 Crews Road, Suite J, Matthews, North Carolina 28106. We will furnish any exhibit to our fiscal 2005 Annual Report on Form 10-K upon receipt of payment for our reasonable expenses in furnishing such exhibit.

OTHER BUSINESS

As of the date of this proxy statement, the Board of Directors knows of no other matter to come before the 2006 annual meeting. However, if any other matter requiring a vote of the shareholders arises, the persons named in the accompanying proxy will vote such proxy in accordance with their best judgment.

By Order of the Board of Directors

Lyle Berman
Chairman

Dated: April 10, 2006

APPENDIX A

AUDIT COMMITTEE CHARTER (NASDAQ)

I. Purpose

The Audit Committee is appointed by the Board to: (a) assist the Board of Directors in monitoring and ensuring: (1) the integrity of the Company’s financial statements; (2) the Company’s compliance with legal and regulatory requirements; (3) the qualifications and independence of the Company’s independent auditors; (4) the performance of the Company’s internal audit function and external auditors; (b) prepare the report required to be prepared by the Audit Committee under the rules of the Securities and Exchange Commission (“SEC”) for inclusion in the Company’s annual Proxy Statement; and (c) oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company.

II. Membership

The Audit Committee shall be composed of not less than three members, appointed annually by the Board. All of the members of the Audit Committee shall satisfy the independence, experience and financial expertise requirements of Section 10A (“Section 10A”) of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended by the Sarbanes-Oxley Act of 2002 (the “Act”) and the listing standards of The Nasdaq Stock Market, Inc., and shall satisfy any other applicable regulatory requirements.

If possible, the Audit Committee shall also include at least one “audit committee financial expert,” as that term is defined in Section 10A.

III. Meetings and Orientation/Ongoing Training

The majority of the members of the Audit Committee shall constitute a quorum. The action of a majority of those present at a meeting at which a quorum is present will be the act of the Audit Committee.

Any action required to be taken at a meeting of the Audit Committee will nonetheless be deemed the action of the Audit Committee if all of the members executed, either before or after the action is taken, a written consent and the consent is filed with the Corporate Secretary.

The Chair will make regular reports to the Board of Directors. The Audit Committee may form and delegate authority to subcommittees when appropriate. The Secretary of the Audit Committee will give notice and keep minutes of all Audit Committee meetings.

The Audit Committee will meet as often as may be deemed necessary or appropriate in its judgment, generally four times each year, either in person or telephonically. The Audit Committee will meet separately with management, the independent auditors and internal auditor at least quarterly. The Secretary of the Audit Committee will prepare a preliminary agenda. The Chair will make the final decision regarding the agenda.

The agenda and all materials to be reviewed at the meetings should be received by the Audit Committee members as far in advance of the meeting day as practicable. The Secretary of the Audit Committee should coordinate all mailings to the Audit Committee members, to the extent practicable.

The Audit Committee may perform any other activities consistent with this Charter, the Company’s Bylaws and governing law as the Board deems necessary or appropriate.

IV. Responsibilities and Duties

The Audit Committee is granted the authority to investigate any activity of the Company and its subsidiaries, and all employees are directed to cooperate as requested by members of the Audit Committee. The Audit Committee may request any officer or employee of the Company or the Company’s internal counsel, outside counsel or independent auditor to attend a Committee meeting. The Audit Committee has the authority to retain special legal, accounting or other consultants as necessary to advise the Audit Committee and the Company shall provide funding therefore. The independent auditors for the Company are accountable to the Board and the Audit Committee as representatives of the shareholders. The Company shall provide appropriate funding, as determined by the Audit Committee, for ordinary administrative expenses that are necessary or appropriate in carrying out its duties.

In carrying out its responsibilities, the Board of Directors believes the policies and procedures of the Audit Committee shall remain flexible, in order to best react to changing conditions. The Audit Committee will:

•

Possess the ultimate authority to appoint, retain, determine compensation for, oversee the work of, and when appropriate, terminate the Company’s independent auditors.

•

Approve the fees and terms of all audit engagements and approve in advance all permissible non-audit engagements with the Company’s independent auditors, as set forth in Section 202 of the Act.

•

Review the annual written statement from the independent auditor of the Company describing:

•

the auditor’s internal quality control procedures;

•

any material issues raised by the most recent internal quality-control review or peer review of the auditors, or by any inquiry or investigation by governmental or professional authorities within the preceding five years, respecting one or more independent audits carried out by the auditors, and any steps taken to deal with any such issues; and

•

all relationships between the independent auditors and the Company, including each permissible non-audit service provided to the Company, consistent with Independence Standards Board Standard 1.

•

Actively engage in a dialogue with the independent auditors with respect to any relationship or service disclosed in the independent auditors’ annual written statement that may impact the objectivity and independence of the independent auditors and take, or recommend that the full Board take, appropriate action to oversee the independence of the independent auditors.

•

Review the qualifications, performance and independence of the lead partner of the independent auditor team and the audit firm itself. In making this review, the Audit Committee will take into account the assessments of management and the Company’s internal auditors.

•

Evaluate whether it is appropriate to rotate the lead audit partner or the audit firm itself.

•

Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof, review such audit including any comments or recommendations of the independent auditors.

•

Review with the independent auditor any reports or communications required by or referred to in Statement of Auditing Standards No. 61, including any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company’s response to that letter. Such review should include:

•

Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, and any significant disagreements with management;

•

Any changes required in the planned scope of the audit; and

•

Any accounting adjustments proposed by the auditor but “passed” as immaterial or otherwise.

•

At its discretion, the Audit Committee may review with the independent auditor both communications between the audit team and the audit firm’s national office respecting any significant auditing or accounting issues presented by the engagement and the internal audit department responsibilities, budget and staffing.

•

Obtain from the independent auditors assurance that the annual audit was conducted in a manner consistent with Section 10A, which sets forth certain procedures to be followed in any audit of financial statements required under the Exchange Act.

•

Review with management and the independent auditors, the Company’s annual audited financial statements and quarterly financial statements, including:

•

the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operation”;

•

major issues regarding accounting principles and auditing standards and financial statement presentation; and

•

the independent auditor’s judgment as to the accuracy of financial information, adequacy of disclosures and quality of the Company’s accounting principles.

•

Review as needed an analysis prepared by management or the independent auditor of significant financial reporting issues and judgments made in connection with the preparation and presentation of the Company’s financial statements, including an analysis of the effect of alternative GAAP methods on the Company’s financial statements and a description of any transactions as to which management obtained Statement on Auditing Standards No. 50 letters.

•

Review with management and the independent auditors the Company’s earnings press releases as well as financial information and earnings guidance provided to analysts and rating agencies.

•

Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting internal accounting controls or auditing matters.

•

Establish procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•

Review with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Company’s financial statements or accounting policies.

•

Set policies for the Company’s hiring of employees or former employees of the independent auditor who were engaged on the Company’s account.

•

Annually review with the independent auditors, the Company’s internal auditors, and financial and accounting personnel the adequacy and effectiveness of the internal control over financial reporting of the Company, and any special audit steps adopted in light of material control deficiencies, and make or review any recommendations for the improvement of such internal control over financial reporting or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis will be given to the adequacy of such internal control over financial reporting to expose payments, transactions or procedures that might be deemed illegal or otherwise improper.

•

Review the internal audit function of the Company, including the independence of the function, the ability of the function to raise issues to the appropriate level of authority, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors. The Audit Committee should request copies or summaries of the significant reports to management prepared by the internal auditing department and management’s responses. Review recommendations and findings of the internal auditors to assure that appropriate actions are taken by management.

•

Review the appointment and replacement of the senior internal auditing executive.

•

Review with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

•

Meet periodically with management to review the Company’s policies with respect to risk assessment and risk management, the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

•

Review and approve significant changes to the Company’s selection or application of accounting principles and practices as suggested by the independent auditor, internal auditor or management.

•

Review with the Company’s General Counsel:

•

legal matters that may have a material impact on the financial statements or reflect upon the Company’s compliance policies;

•

any material reports or inquiries received from regulators or governmental agencies;

•

material pending legal proceedings involving the Company; and

•

other contingent liabilities.

•

Review disclosures made by the Company’s principal executive officer and principal financial officer regarding compliance with their certification obligations under the Act, including the Company’s disclosure controls and procedures and internal controls for financial reporting and evaluations thereof.

•

Review and approve all related-party transactions.

•

Review the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Conduct.

•

Receive and review quarterly reports from the Company’s ethics compliance officer.

•

Conduct or authorize an investigation of any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, such investigation is appropriate. The Audit Committee shall report to the Board of Directors the results of its investigation and make such recommendations, as it may deem appropriate.

•

Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

•

Resolve disagreements, if any, between management and the independent auditor.

•

Evaluate the Audit Committee’s performance annually.

V. Continuous Flow of Information to Audit Committee Members

The Audit Committee shall identify and routinely access all relevant information necessary to carry out its responsibilities, including key operating reports of the Company. The Audit Committee shall, at its discretion, retain and determine funding for outside resources including advice and assistance from outside legal, accounting or other advisors to help review and assess such information.

VI. Limitations

The function of the Audit Committee is oversight. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the Audit Committee’s responsibility to assure compliance with laws and regulations and the Company’s Code of Conduct.